Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of our report dated March 26, 2008, relating to our audits of the consolidated financial statements of McLeodUSA Incorporated and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa

May 18, 2009